UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2011

American Medical Alert Corp.
(Exact name of registrant as specified in its charter)

New York	333-54992	11-2571221
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

36-36 33rd Street, Long Island City, New York	11106
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (212) 879-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement of communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02   Termination of a Material Definitive Agreement.

In connection with the Merger (as defined below), on December 22, 2011, AMAC repaid all amounts (including principal, interest and fees) accrued and outstanding under the Credit Agreement, dated as of May 20, 2002, by and between AMAC and JP Morgan Chase Bank, N.A., as successor in interest to The Bank of New York (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). As a result, the Credit Agreement was terminated, effective as of December 23, 2011. No penalties were required to be paid in connection with such repayment.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 22, 2011, pursuant to the terms of the previously reported Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 22, 2011, by and among American Medical Alert Corp. (“AMAC”), Tunstall Healthcare Group Limited (“Tunstall”), and Monitor Acquisition Corp., (“Merger Sub”) a wholly owned subsidiary of Tunstall, Tunstall completed its acquisition of AMAC via the merger of Merger Sub with and into AMAC, with AMAC continuing as the surviving company in the merger and becoming a wholly owned subsidiary of Tunstall (the “Merger”). AMAC shareholders approved the Merger Agreement at a special meeting of AMAC shareholders held on December 21, 2011 (the Special Meeting”).

As a result of the Merger, at the effective time of the Merger, each share of common stock of AMAC (the “AMAC Common Stock”), including shares of restricted stock, issued and outstanding immediately prior to the effective time (other than treasury shares of AMAC and any shares of AMAC Common Stock owned by Tunstall, Merger Sub or any wholly owned subsidiary of AMAC) was converted into the right to receive (i) an amount in cash, without interest, equal to $8.55 (the “Cash Consideration”), less the amount of any required withholding tax, and (ii) one contingent payment right (a “CPR”), subject to and in accordance with a CPR Agreement, which provides for payments under certain circumstances relating to AMAC’s investment in Lifecomm LLC. The Cash Consideration and the CPR are collectively referred to as the “Merger Consideration”.

All outstanding stock options (“Options”) and restricted stock units (“RSUs”) of AMAC were canceled at the Effective Time.  At the Effective Time, Holders of Options, whether vested or unvested, became entitled to receive, for each share of AMAC Common Stock subject to such Option, (i) a cash payment equal to the difference between the Cash Consideration and the exercise price of the Option, less the amount of any required withholding tax, and (ii) one CPR. Holders of RSUs, whether vested or unvested, became entitled to receive, for each share of AMAC Common Stock subject to such RSU, the Merger Consideration.

The description of the Merger Agreement and the transactions contemplated thereby in this Current Report on Form 8-K does not purport to be complete and is subject to, and qualified in its entirety by, the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 22, 2011, AMAC notified The NASDAQ Stock Market, LLC (“Nasdaq”) of the consummation of the Merger and requested that trading in AMAC Common Stock be suspended prior to market open the next business day and that AMAC Common Stock be withdrawn from listing on Nasdaq. On the same day, Nasdaq filed a Form 25 with the Securities and Exchange Commission (“SEC”) to delist and deregister AMAC Common Stock. As a result, AMAC Common Stock will no longer be listed on The Nasdaq Capital Market following the close of business on December 22, 2011. In addition, AMAC intends to file with the SEC a Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of AMAC Common Stock and the suspension of AMAC’s reporting obligations under Section 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders

At the effective time and as a result of the Merger, each outstanding share of AMAC Common Stock (other than treasury shares of AMAC and any shares of AMAC Common Stock owned by Tunstall, Merger Sub or any wholly owned subsidiary of AMAC), including restricted stock, was cancelled and converted into the right to receive the Merger Consideration.

The description of the Merger Agreement and the transactions contemplated thereby in this Current Report on Form 8-K does not purport to be complete and is subject to, and qualified in its entirety by, the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant

As a result of the transactions contemplated by the Merger Agreement and the Merger, a change of control of AMAC occurred, and AMAC became a wholly owned subsidiary of Tunstall. The disclosures under Items 2.01 and 3.03 above and 5.02 below are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Merger and at the effective time of the Merger, each of the then-current directors of AMAC resigned. Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the members of the board of directors of Merger Sub immediately prior to the effective time of the Merger became the members of the board of directors of AMAC.

On December 21, 2011, AMAC and Randi Baldwin, AMAC’s Senior Vice President, Marketing and Program Development, entered into an Agreement and General Release (the “Separation Agreement”), pursuant to which, by mutual agreement, Ms. Baldwin’s employment with AMAC terminated without cause effective December 16, 2011 (the “Separation Date”). Pursuant to the Employment Agreement (the “Baldwin Employment Agreement”), dated as of July 1, 2009, between AMAC and Ms. Baldwin, AMAC will continue to pay Ms. Baldwin her annual base salary of $190,000 for a period of twelve months following the Separation Date (the “Severance Period”). In addition, AMAC will pay Ms. Baldwin for 13 accrued and unused vacation days.

Pursuant to the Separation Agreement, in consideration for Ms. Baldwin’s signing and not revoking the Separation Agreement, and other customary transition obligations, Ms. Baldwin will be entitled to receive a lump sum payment of $53,000, it being understood that of such amount, $50,000 constitutes Ms. Baldwin’s Tranche 1 Bonus under the Sign-On Performance and Bonus Plan, which would otherwise have been payable to Ms. Baldwin following the effectiveness of the Merger, as described in more detail in AMAC’s definitive proxy statement filed with the SEC on November 17, 2011 in connection with the solicitation of proxies for the Special Meeting,. AMAC will also pay Ms. Baldwin’s health insurance premiums under COBRA for the duration of the Severance Period”).

In addition, pursuant to the Separation Agreement, certain non-compete, non-solicitation and non-disclosure provisions set forth in the Baldwin Employment Agreement will continue to apply.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the effective time of the Merger, the bylaws of Merger Sub as in effect immediately prior to the effective time of the Merger and attached hereto as Exhibit 3.1 became the bylaws of AMAC. Exhibit 3.1 is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Special Meeting, AMAC’s shareholders voted on (1) a proposal (“Special Meeting Proposal 1”) to adopt the Merger Agreement and (2) a proposal (“Special Meeting Proposal 2”) to approve, by non-binding, advisory vote, certain compensation arrangements for AMAC’s named executive officers in connection with the Merger. The matters acted upon at the Special Meeting are described in more detail in AMAC’s definitive proxy statement on Schedule 14A, filed with the SEC on November 17, 2011, pursuant to which proxies were solicited with respect to the Special Meeting. Set forth are the voting results for the proposals considered and voted upon at the Special Meeting:

Special Meeting Proposal 1:

For	Against	Abstain
7,409,333	28,111	3,650

Special Meeting Proposal 2:

For	Against	Abstain
6,805,301	128,368	507,425

AMAC also held its Annual Meeting of Shareholders (the Annual Meeting”) on December 17, 2011, immediately prior to the Special Meeting. At the Annual Meeting, AMAC’s shareholders voted on (1) a proposal (“Proposal 1”) to elect seven directors, Howard M. Siegel, Jack Rhian, Frederic S. Siegel, John S.T. Gallagher, Ronald Levin, Yacov Shamash and Gregory Fortunoff, to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified; and (2) a proposal (“Proposal 2”) to ratify the appointment of Margolin, Winer & Evens LLP as the Company’s independent auditors for the fiscal year ending December 31, 2011. The matters acted upon at the Annual Meeting are described in more detail in AMAC’s definitive proxy statement on Schedule 14A, filed with the SEC on November 17, 2011, pursuant to which proxies were solicited with respect to the Annual Meeting. Set forth are the voting results for the proposals considered and voted upon at the Annual Meeting:

Annual Meeting Proposal 1:

Name	Votes For	Withheld Authority
Howard M. Siegel	4,245,135	49,200
Jack Rhian	4,249,613	44,722
Frederic S. Siegel	4,083,710	210,625
Ronald Levin	4,149,758	144,577
Yacov Shamash	4,249,912	44,423
John S. T. Gallagher	4,249,434	44,901
Gregory Fortunoff	4,252,834	41,501

Annual Meeting Proposal 2:

For	Against	Abstain
6,872,986	48,176	5,409

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
2.1
Agreement and Plan of Merger, dated as of September 22, 2011, by and among Tunstall Healthcare Group Limited, Monitor Acquisition Corp, and American Medical Alert Corp. (incorporated by reference to Exhibit 2.1 to AMAC’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 23, 2011).

3.2	Bylaws of American Medical Alert Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	December 23, 2011

AMERICAN MEDICAL ALERT CORP.

By: /s/ Richard Rallo
Name: Richard Rallo
Title: Chief Financial Officer and
Chief Operating Officer

EXHIBIT INDEX

Exhibit	Description
2.1
Agreement and Plan of Merger, dated as of September 22, 2011, by and among Tunstall Healthcare Group Limited, Monitor Acquisition Corp, and American Medical Alert Corp. (incorporated by reference to Exhibit 2.1 to AMAC’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 23, 2011).

3.2	Bylaws of American Medical Alert Corp.